Exhibit 99.1

This discussion supersedes and replaces certain specified portions of, and is intended to be read together with, (i) the discussion under the heading “U.S. Federal Income Tax Considerations” in the prospectus dated April 11, 2016 (the “Prospectus”), which is a part of the registration statement on Form S-3 (Registration No. 333-210691) filed with the Securities and Exchange Commission (the “SEC”) by Rexford Industrial Realty, Inc. (the “Company”) on April 11, 2016 (as so filed and as amended, and together with the Prospectus, the “Registration Statement”), and (ii) the discussion under the heading “U.S. Federal Income Tax Considerations” in Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2016 (the “April 11 Form 8-K Exhibit 99.5”). The discussion set forth in the April 11 Form 8-K Exhibit 99.5 superseded and replaced in its entirety, the discussion under the heading “U.S. Federal Income Tax Considerations” in the prospectus dated October 5, 2014, which is a part of the Company’s registration statement on Form S-3 (Registration No. 333-197849) filed with the SEC on August 5, 2014 and declared effective on August 12, 2014.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following paragraph replaces the paragraph in the ninth bullet point under the heading “U.S. Federal Income Tax Considerations—Taxation of Our Company—General” in the Registration Statement and the April 11 Form 8-K Exhibit 99.5.

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during a specified period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The specified period is currently five years, although recently promulgated Temporary Treasury Regulations, which expire on June 7, 2019, provide for a ten-year period for assets acquired on or after August 8, 2016. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code. See “—Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.”

The following paragraph replaces the third paragraph under the heading “U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the Registration Statement and the April 11 Form 8-K Exhibit 99.5.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined at the time we acquired the asset, within a specified period (described in “—General,” above) following our acquisition of such asset. See “—Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.”

The following paragraph replaces the first paragraph under the heading “U.S. Federal Income Tax Considerations—Taxation of Our Company— Tax Liabilities and Attributes Inherited Through Merger or Acquisitions” in the Registration Statement and the April 11 Form 8-K Exhibit 99.5.

From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during a specified period (described in “—General,” above) beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.